UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 20, 2011

COSINE COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-30715	94-3280301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

61 East Main Street, Suite B Los Gatos, California 95030
(Address of principal executive offices) (Zip Code)

(408) 399-6494
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders

On January 20, 2010, CoSine Communications, Inc. (the “Company”) filed two Certificates of Amendments to its Fourth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Certificates of Amendments effect a 1-for-500 reverse stock split of the Company’s common stock (the “Reverse Split”) immediately followed by a 500-for-1forward stock split (the “Forward Split” taken together with the Reverse Split, the “Split Transaction”) as previously approved by the Company’s stockholders on January 10, 2011.  As a result of the Split Transaction, stockholders of record owning fewer than 500 shares prior to the Reverse Split that would otherwise be entitled to receive fractional shares of less than one share pursuant to the Reverse Split will be cashed out and the fractional shares that would otherwise have resulted from the Reverse Split represent solely the right to receive cash in the amount of $2.24 per whole share of common stock held immediately prior to the effectiveness of the Reverse Split. Such stockholders of record will no longer have an ownership interest in the Company.  Beneficial stockholders holding shares in "street name" through a nominee (such as a bank or a broker), regardless of the number of shares held, and stockholders of record owning 500 or more shares of common stock prior to the Split Transaction will continue to hold the same number of shares after giving effect to the Split Transaction.   The Certificates of Amendments effecting the Reverse Split and the Forward Split were effective as of 6:00 p.m. ET and 6:01 p.m. ET respectively on January 20, 2010.

The Certificates of Amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation effecting the Split Transaction are intended to enable the Company to reduce its “record holders” (as defined by Rule 12g5-1 of the Securities Exchange Act of 1934, as amended) below 300, thereby allowing it to cease its periodic reporting obligations under the Securities Exchange Act of 1934, as amended, and forgo many of the expenses associated with operating as a public company subject to Securities and Exchange Commission reporting obligations.

The foregoing is a summary of the Certificates of Amendments to the Fourth Amended and Restated Certificate of Incorporation and is qualified in its entirety by reference to the Certificates of Amendments to the Fourth Amended and Restated Certificate of Incorporation of CoSine Communications, Inc., copies of which are attached as Exhibits 3(i) and (ii) hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth under Item 3.03 of this Current Report on Form 8-K, including Exhibits 3(i) and (ii) hereto, is incorporated into this Item 5.03 by reference.

Item 8.01	Other Events

On January 20, 2011, the Company issued a press release reporting the filing of the two Certificates of Amendment to its Fourth Amended and Restated Certificate of Incorporation and the effective date of the Split Transaction described in Item 3.03 of this Current Report.  The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits

     (c) Exhibits.
3(i) 3(ii) 99.1
Certificate of Amendments to the Fourth Amended and Restated Certificate of Incorporation to effect reverse stock split

Certificate of Amendments to the Fourth Amended and Restated Certificate of Incorporation to effect forward stock split

Press Release, dated January 20, 2011, of CoSine Communications, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

January 20, 2011	By:	/s/ Terry R. Gibson
Terry R. Gibson,
Chief Executive Officer, Chief Financial Officer and Secretary (Principal Executive, Financial and Accounting Officer and Duly Authorized Officer)

INDEX TO EXHIBITS

Exhibit
No.	Description
3(i) 3(ii) 99.1
Certificate of Amendments to the Fourth Amended and Restated Certificate of Incorporation to effect reverse stock split

Certificate of Amendments to the Fourth Amended and Restated Certificate of Incorporation to effect forward stock split

Press Release, dated January 20, 2011, of CoSine Communications, Inc.